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                                                                  EXHIBIT 23(ii)

                              ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Camco Financial Corporation on Form S-4 of our report dated May 2, 1997 on the consolidated financial statements of GF Bancorp, Inc. as of March 31, 1997 and for the year then ended. We also consent to the reference to us under the heading "Experts" in the registration statement.

                                      /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP

Columbus, Ohio
September 29, 1997